Exhibit 99.1

ANN ARBOR, Mich., – March 19, 2020 –Kraig Biocraft Laboratories, Inc. (OTCQB: KBLB) (“the Company”), the leading developer of spider silk based fibers, announces that beginning today, it is furloughing all non-essential staff until at least April 1, 2020, due to concerns regarding the spread of COVID-19. The implementation of these furloughs is in line with the leading health officials’ guidelines to help slow down the spread of coronavirus and to protect the health and safety of our staff. The Company is not currently aware of any member of its team being personally affected by COVID-19.

The Company does not take this step lightly and believes it to be necessary to address the emerging and ongoing challenge that the COVID-19 outbreak represents globally. This decision was made in an abundance of caution and will primarily impact staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and will result in the temporary closing of silk rearing operations at that facility. The Company plans to take additional measures to limit the financial impact to its furloughed staff.

Based on a recent commercial silk test production run, completed earlier this month, at the Vietnamese facility, the Company believes it will be well positioned to relaunch commercial production of its ecofriendly high-performance fibers.

Operations and progress at the Company’s research headquarters in the US will be largely unaffected by this decision. The Company and its management have issued guidelines to its US team and implemented additional sterilization and social distancing protocols to minimize the impact of this unprecedented global event.

“The health and safety of our team is our top priority,” said CEO and Founder, Kim Thompson. “Beyond the moral obligation we have to our team, I believe that prioritizing their safety today will ensure a stronger future for our staff, our products and the Company. Our thoughts and prayers are for those around the world who have been personally affected by this disease as we all work together to combat its spread.”

Thompson has decided not to collect nor accrue any salary while the Company has a significant number of staff on furlough.

Kraig Labs encourages everyone to follow the guidelines outlined by our leading health officials in maintaining social distancing in order to prevent the unnecessary spread of COVID-19.

The Company would like to remind all interested parties that it has scheduled an upcoming press conference to announce a major scientific breakthrough in spider silk technology. The live webcast will take place on April 16 at 4:30 p.m. Eastern Time and will be broadcast on the Company website at www.kblbinvestors.com by navigating to “Webcasts”.

To view the most recent news from Kraig Labs and/or to sign up for Company alerts, please go to www.KraigLabs.com/news.

About Kraig Biocraft Laboratories, Inc.

Kraig Biocraft Laboratories, Inc. (www.KraigLabs.com), a reporting biotechnology company is the leading developer of genetically engineered spider silk based fiber technologies.

The Company has achieved a series of scientific breakthroughs in the area of spider silk technology with implications for the global textile industry.

Cautionary Statement Regarding Forward Looking Information

Statements in this press release about the Company’s future and expectations other than historical facts are “forward-looking statements.” These statements are made on the basis of management’s current views and assumptions. As a result, there can be no assurance that management’s expectations will necessarily come to pass. These forward-looking statements generally can be identified by phrases such as “believes,” “plans,” “expects,” “anticipates,” “foresees,” “estimated,” “hopes,” “if,” “develops,” “researching,” “research,” “pilot,” “potential,” “could” or other words or phrases of similar import. Forward looking statements include descriptions of the Company’s business strategy, outlook, objectives, plans, intentions and goals. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.

Ben Hansel, Hansel Capital, LLC

(720) 288-8495

ir@KraigLabs.com